UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April  20, 2005

PRESSURE BIOSCIENCES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(I.R.S. Employer Identification No.)

321 Manley Street, West Bridgewater, MA	02379
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1818
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2005, Pressure BioSciences, Inc. (the “Company”) received a notice from the Nasdaq Listing Qualifications staff indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) due to the fact that the Nasdaq Stock Market had not received the Company’s Form 10-K for the period ended December 31, 2004.  As a result of the Company’s filing delinquency, the Company’s securities were subject to delisting from the Nasdaq SmallCap Market at the opening of business on April 29, 2005. In addition, due to the filing delinquency, the fifth character “E” was appended to the Company’s trading symbol “PBIO” on April 22, 2005.

On April 22, 2005, the Company filed its Form 10-KSB for the year ended December 31, 2004 with the SEC.  As described in the Company’s Form 10-KSB, the Company was unable to timely file its Form 10-KSB for the year ended December 31, 2004 because the Company experienced significant difficulty in transitioning and integrating information to its new financial reporting systems due to the significant changes in the Company’s organization and the complexity of its recently completed transactions.

As a result of the Company’s filing of its Form 10-KSB, on April 25, 2005 the Company received a second notice from the Nasdaq Listing Qualifications staff indicating that the Company was now in compliance with Nasdaq Marketplace Rule 4310(c)(14), that the Company’s securities were no longer subject to delisting due to the filing delinquency, and that the fifth character “E” would be removed from the Company’s trading symbol on April 26, 2005.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated April 26, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 26, 2005	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief
Executive Officer